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                                                                    Exhibit 10.5

                             CONTRIBUTION AGREEMENT

                  CONTRIBUTION AGREEMENT (this "Agreement") is entered into as of July 8, 1998 among RADIO UNICA OF SAN FRANCISCO, RADIO UNICA OF MIAMI, INC., RADIO UNICA OF LOS ANGELES, INC., ORO SPANISH BROADCASTING, INC., RADIO UNICA OF MIAMI LICENSE CORP., RADIO UNICA OF LOS ANGELES LICENSE CORP., RADIO UNICA OF SAN FRANCISCO LICENSE CORP., RADIO UNICA OF SAN ANTONIO, INC., RADIO UNICA NETWORK, INC. AND RADIO UNICA SALES CORP., each a Delaware corporation, (each a "Subsidiary" and, collectively, the "Subsidiaries").

                              W I T N E S S E T H :

                  WHEREAS, Radio Unica Corp., a Delaware corporation (the "Borrower") has entered into the Credit Agreement dated as of July 8, 1998 between the Borrower, the several banks and other financial instituions from time to time party thereto (the "Lenders") and Canadian Imperial Bank of Commerce, as agent for the Lenders (the "Agent") (as further amended, supplemented, waived or otherwise modified from time to time, the "Credit Agreement"; terms defined therein being used herein as defined therein); and

                  WHEREAS, in connection therewith, each Subsidiary has entered into a Guarantee dated as of the date hereof in favor of the Agent for the benefit of the Lenders, pursuant to which such Subsidiary has guaranteed all the Obligations of the Borrower (such Guarantees, as the same may be amended, supplemented or modified from time to time, are collectively referred to as the "Subsidiary Guarantees"); and

                  WHEREAS, the Borrower owns, directly or indirectly, all the Capital Stock of each of the Subsidiaries and each of the Subsidiaries derives substantial direct and indirect benefit from the Borrower entering into the Credit Agreement and obtaining Loans thereunder;

                  NOW, THEREFORE, in consideration of the premises and the covenants hereafter contained, and to induce each of the Subsidiaries to enter into its respective Subsidiary Guarantee, it is agreed as follows:

                  The parties agree as among themselves that, to the extent any payment of the Obligations of the Borrower is required to be made under a Subsidiary Guarantee, each Subsidiary shall be responsible for a portion of such payment equal to the product of (a) a fraction, the numerator of which is the net worth (determined in accordance with GAAP) of such Subsidiary on the date of such payment and the denominator of which is the aggregate net worth (computed as aforesaid) of the Subsidiaries (such fraction is referred to in the case of any Subsidiary as its "Net Worth Fraction"), multiplied by (b) the amount of such payment (such product being such Subsidiary's "Contribution Amount"). To the extent that any Subsidiary (the

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"Paying Subsidiary") shall make a payment in respect of the Obligations of the
Borrower under its Subsidiary Guarantee in excess of its Contribution Amount, each of the other Subsidiaries shall reimburse the Paying Subsidiary in an amount equal to the excess of such other Subsidiary's Contribution Amount over the amount actually paid by such other Subsidiary (if any); provided, that in no event will such other Subsidiary pay an aggregate amount in excess of its Contribution Amount.

                  This Agreement is only intended to define the relative rights of the Subsidiaries, and nothing set forth in this Agreement is intended to or shall impair the obligations of the Subsidiaries, jointly and severally, to pay to the Lender the Obligations as and when the same shall become due and payable in accordance with the terms of their respective Subsidiary Guarantees.

                  The parties hereto acknowledge that the right to contribution hereunder shall constitute an asset of the Subsidiaries to which such contribution is owing.

                  The parties hereto acknowledge and agree that the Agent and the Lenders are intended third-party beneficiaries of this Agreement and that this Agreement may not be terminated, amended or modified in a manner that would adversely affect the Lenders without the prior written consent of the Lenders.

                  The parties hereto acknowledge and agree that this Agreement has been entered into to support the arrangement set forth in the Credit Agreement, which is governed by the laws of the State of New York. The parties hereto desire that this Agreement be interpreted in a manner consistent with the interpretation of the Credit Agreement and to that end have agreed that this Agreement will be governed by and construed in accordance with the laws of the State of New York and in such selection have relied, among other items, upon
Section 5-1401 of the General Obligations Law of the State of New York.

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                  IN WITNESS WHEREOF, each of the Subsidiaries has executed and delivered this Agreement as of the date first above written.

                                   RADIO UNICA OF SAN FRANCISCO
                                   RADIO UNICA OF MIAMI, INC.
                                   RADIO UNICA OF LOS ANGELES, INC.
                                   ORO SPANISH BROADCASTING, INC.
                                   RADIO UNICA OF MIAMI LICENSE CORP.
                                   RADIO UNICA OF LOS ANGELES LICENSE CORP.
                                   RADIO UNICA OF SAN FRANCISCO LICENSE CORP.
                                   RADIO UNICA OF SAN ANTONIO, INC.
                                   RADIO UNICA NETWORK, INC.
                                   RADIO UNICA SALES CORP.

                                   By:/s/
                                      ----------------------------------------
                                      Name:
                                      Title: